Exhibit 23.3

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of General Binding Corporation, which appears in General Binding Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in ACCO World Corporation's Registration Statement on Form S-4 (No. 333-124946). We also consent to the incorporation by reference of our report dated March 15, 2005 relating to the financial statement schedule of General Binding Corporation, which appears in General Binding Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in ACCO World Corporation's Registration Statement on Form S-4 (No. 333-124946).



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
August 16, 2005